Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

       We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-54347) of Thermo Electron Corporation of our report dated June 16, 2005 relating to the financial statements of Thermo Electron Corporation Choice Plan, which appears in this Form 11-K.


PricewaterhouseCoopers LLP

Boston, Massachusetts
June 27, 2005